Exhibit 13.2

Getaway Collections, LLC (the “Company”) has included the following link: https://www.getaway.co/disclaimer (the “Disclosure Link”) on all social media posts.  Once clicked, the Disclosure Link brings potential investors to a disclosure page.  The disclosure page contains the following disclaimers:

Communications Disclosure

Date: July 2022

Pre-Qualified Offerings (Testing the Waters)

Getaway Collection LLC (the “Company”) is “Testing the Waters” under Regulation A under the Securities Act of 1933. This process allows companies to determine whether there may be interest in an eventual offering of its securities. The Company is not under any obligation to make an offering under Regulation A. It may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering might not be made under Regulation A. If the Company does go ahead with an offering, it will only be able to make sales after it has filed an offering statement with the Securities and Exchange Commission (“SEC”) and the SEC has “qualified” the offering statement. The information in that offering statement will be more complete than the information the company is providing now and could differ in important ways. You must read the documents filed with the SEC before investing.

No money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement filed by the company with the sec has been qualified by the sec. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification. An indication of interest involves no obligation or commitment of any kind.


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